                                                                      EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                               ----------------------------
                                                                                 1994      1993      1992
                                                                               --------  --------  --------
PRIMARY
  Average shares outstanding.................................................    33,995    33,476    32,538
  Net effect of dilutive stock options based on the treasury stock method
   using average market price................................................       340       565       403
                                                                               --------  --------  --------
        Total................................................................    34,335    34,041    32,941
  Net Income (Loss)..........................................................  $ 95,640  $121,866  $(69,491)
                                                                               --------  --------  --------
                                                                               --------  --------  --------
  Per Share Amount...........................................................  $   2.79  $   3.58  $  (2.11)
                                                                               --------  --------  --------
                                                                               --------  --------  --------
FULLY DILUTED
  Average shares outstanding.................................................    33,995    33,476    32,538
  Net effect of dilutive stock options based on the treasury stock method
   using the year end price, if higher than average market price.............       354       595       799
                                                                               --------  --------  --------
        Total................................................................    34,349    34,071    33,337
  Net Income (Loss)..........................................................  $ 95,640  $121,866  $(69,491)
                                                                               --------  --------  --------
                                                                               --------  --------  --------
  Per Share Amount...........................................................  $   2.78  $   3.58  $  (2.08)
                                                                               --------  --------  --------
                                                                               --------  --------  --------

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